EXHIBIT 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 2010 relating to the consolidated financial statements of The Singing Machine Company, Inc. (the Company), appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and to all references to our firm included in this Registration Statement.

/s/ Mallah Furman

Fort Lauderdale, Florida
August 13, 2010